CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of First Pacific Mutual Fund, Inc. and to the use of our report dated October 25, 2000 on the financial statements and financial highlights of Hawaii Municipal Fund and Hawaii Intermediate Fund, each a series of shares of First Pacific Mutual Fund,
Inc.   Such financial statements and financial highlights appear in the
2000 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.




                           							/s/  Tait, Weller & Baker
                           							TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
January 29, 2001